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                                                                   EXHIBIT 10.25

                          EVEREN CAPITAL CORPORATION
              1996 EMPLOYEE PERIODIC PAYROLL STOCK PURCHASE PLAN
          (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1999)

               1. PURPOSE. EVEREN Capital Corporation, a Delaware corporation (the "Company"), hereby adopts the EVEREN Capital Corporation 1996 Employee Periodic Payroll Stock Purchase Plan (the "Plan"). The purpose of the Plan is to provide an opportunity for the employees of the Company and any qualified subsidiaries to purchase shares of the common stock, par value $.01 per share ("Common Stock"), of the Company through voluntary automatic payroll deductions and cash contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders.

               2. SHARES SUBJECT TO PLAN. An aggregate of 500,000 shares (the "Shares") of Common Stock of the Company may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock reacquired by the Company or purchased in the open market.

               3. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") which shall be the Compensation Committee of the board of directors (the "Board of Directors" or "Board") or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, and, if the Board of Directors has determined that the Plan shall comply with Securities and Exchange Regulation 17 C.F.R. (S)240.16b-3 or any successor regulation, none of such persons shall participate in the Plan and each such person shall qualify as a disinterested person within the meaning of 17 C.F.R. (S)240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Shares made available hereunder as it deems necessary or advisable. The Committee shall have the right to determine prior to any Offering Period (as defined in Section 9 below) the maximum number of Shares which may be offered during the Offering Period and the manner of allocating the Shares among eligible employees.

All determinations and interpretations made by the Committee shall be binding and conclusive on all participating employees (each a "Participant") and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company or any subsidiary shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.
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               4.   ELIGIBILITY.  All regular full and part-time employees of
          the Company, and of each qualified subsidiary of the Company, other than:

          (a) employees whose customary employment is 20 hours or less per week; and

          (b) any employee who, immediately after any purchase of shares would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company shall be eligible to participate in the Plan as of the first "Enrollment Date" (as defined in Section 5 below) immediately following the later of (a) the eligible employee's initial date of hire or (b) the effective date of the Plan's adoption. For the purposes of this Plan, the term "qualified subsidiary" means any subsidiary, 50% or more of the total combined voting power of all classes of stock of which is now owned or hereafter acquired by the Company or any such qualified subsidiary. For purposes of this Section 4, the provisions of Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

               5. PARTICIPATION. Prior to any "Enrollment Date" an eligible employee may elect to participate in the Plan as of such date. Enrollment Dates shall occur on the first day of each Offering Period (as defined in Section 9). Any such election shall be made by completing and delivering to the Company's Compensation and Benefits Department (the "Department") an enrollment and payroll deduction authorization form prior to such Enrollment Date, authorizing payroll deductions in such amounts as the employee may request but in no event less than any minimum nor more than any maximum amounts specified from time to time by the Committee. During an Offering Period, a Participant may at any time, but effective as of the next available payroll period, increase or decrease his/her payroll deductions with respect to the Offering Period by completing and delivering to the Department a revised payroll deduction authorization form; provided, that (a) changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions below any minimum or above any maximum amounts specified by the Committee; and
          (b) an eligible employee who elects not to participate in the Plan through payroll deductions as of any Enrollment Date may not participate through payroll deductions in the Plan until the next Enrollment Date (at which time the filing of a new election form in accordance with this Section 5 will be required).

     Regardless of an eligible employee's election to participate in the Plan through payroll deductions, any eligible employee may also participate in the Plan at any time during an Offering Period by making periodic cash contributions to the Plan during such period through the delivery to the Department of a personal check for the amount of each contribution. Subject to the right-to-purchase limitation described in Section 9(b) below, the monthly cash contribution made by any Participant or eligible employee through a payroll deduction shall be no less than $50 and no more than $2,000.

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     6.  PAYROLL DEDUCTION AND CASH CONTRIBUTION ACCOUNTS. The Company shall establish on its books and records a "Payroll Deduction Account" for each Participant and shall credit to such account all payroll deductions made on behalf of each Participant (as described in Sections 12 and 13 below). No interest shall be credited to any Payroll Deduction Account.

     The Company shall also establish on its books and records a separate "Cash Contribution Account" for each Participant and credit to such account all voluntary cash contributions made by the Participant during an Offering Period. No interest shall be credited to any Cash Contribution Account. All cash dividends paid on shares of Company Stock held in a participant's brokerage or Plan Share Account will be reinvested (as described in Section 11 below).

     7. WITHDRAWAL. A non-terminated Participant may withdraw from an Offering Period at any time by completing and delivering a written notice to the Company. Upon receipt of such notice, payroll deductions on behalf of the Participant shall be discontinued commencing with the next available payroll period. Amounts credited to the Payroll Deduction or Cash Contribution Account of any Participant who withdraws or ceases to participate in the Plan (including any employee who ceases to participate in the Plan for a non-termination of employment reason (e.g., a prolonged leave of absence) shall be used to purchase Shares as described in Section 10 below. An employee may resume participation in the Plan at the next Enrollment Date, by filing a new election form in accordance with Section 5.

     8. TERMINATION OF EMPLOYMENT. The termination of a Participant's employment with the Company or any designated subsidiary will constitute a withdrawal from the Plan. Voluntary cash contributions to the Plan will not be accepted following any such termination of employment. Payroll deductions and/or voluntary cash contributions credited to such Participant's account during the Offering Period but not yet used to purchase shares shall be used automatically on the "Share Purchase Date" (see Section 9 below), and the maximum number of full and fractional shares shall be purchased for such participant at the applicable Purchase Price. All Plan accounts originally established by the Company on behalf of the terminated Participant will be automatically terminated and certificates for whole Shares purchased under the Plan will be issued as soon as practicable after such Participant's termination. Fractional interests in shares will be paid to the Participant in cash at the same time certificates are issued. If a share certificate is issued to a Participant, the Participant will be required to notify the Company of his/her disposition of such shares, if his/her disposition occurs within time periods established by the Company.

     9. OFFERING PERIODS. The Plan shall be implemented by consecutive three-month Offering Periods with a new Offering Period commencing on the first day of each January, April, July and October during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination in accordance with Section 19 hereof. "Trading day" shall mean a day on which the New York Stock Exchange is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase date (the "Share Purchase Date") on which each Participant for whom a Payroll Deduction Account or Cash Contribution Account has been

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maintained shall purchase the number of Shares determined under Section
10(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares:

               (a) by an employee who, immediately after such purchase would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company; or

               (b) which would permit an employee's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any parent or subsidiary of the Company, to accrue at a rate in excess of $25,000 of the fair market value of such shares determined at the time such rights are granted for each calendar year in which the right is outstanding at any time.

For the purposes of paragraph (a), the provisions of Code Section 424(d) shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

     10.  PURCHASE OF SHARES.

          (a) Subject to the limitations set forth in Sections 5,7, 8 and 9, each Participant who is participating in the Plan as of any Enrollment Date shall purchase from the Company as many whole Shares (plus any fractional interest in a Share) as may be purchased with the combined amounts credited to his or her Payroll Deduction and Cash Contribution Accounts as of the day immediately preceding the applicable Share Purchase Date (or such other date as the Committee shall determine) (the "Cutoff Date"). Participants may purchase Shares only through payroll deductions and cash contributions to such accounts.

          (b) The "Purchase Price" for Shares purchased under the Plan from the Participant's Payroll Deduction Account shall be 92.5% of the lesser of the fair market value of shares of Common Stock on the first trading day of each calendar quarter or the last trading day of each calendar quarter.
     The Purchase Price for Shares purchased from a Participant's Cash Contribution Account will be 100% of the fair market value of such shares as of the Share Purchase Date (or such different purchase price established by the Committee that complies with the provisions of Code Section 423). For this purpose, the fair market value shall be the closing price for such date as reported in The Wall Street Journal, Midwest Edition. The
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     Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with (i) the provisions of
     Section 423 of the Code.

          (c) On each Share Purchase Date, the amount credited to each Participant's Payroll Deduction and Cash Contribution Accounts as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Shares (plus any fractional interest in a Share) as may be purchased with such amount at the applicable Purchase Price. Any amounts remaining in a Participant's Payroll Deduction Account and/or Cash Contribution Account as of the relevant Cutoff Date in excess of the amount that may properly be applied to the purchase of Shares shall be refunded to the Participant as soon as practicable.

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     11.  DIVIDEND REINVESTMENT. All cash dividends paid on shares of Common
Stock held in a Participant's brokerage or Plan Share Account (as described in Section 12 below) will be reinvested. The Purchase Price for Shares purchased with dividends will be 100% of the fair market value of such Shares as of the Dividend Payment Date (or such different purchase price established by the Committee that complies with the provisions of Code Section 423). For this purpose, the fair market value shall be the closing price for such date as reported in The Wall Street Journal, Midwest Edition. The Committee shall have
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the authority to establish a different Purchase Price as long as any such
Purchase Price complies with (i) the provisions of Section 423 of the Code and
(ii) 17 C.F.R. (S)240.16b-3 if the Board of Directors has determined that the Plan shall comply with such rule.

     12. BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at any securities brokerage firm (including, without limitation, any Company affiliate) selected by the Department. Alternatively, the Department may provide for Plan share accounts ("Plan Share Accounts") for Participants to be established by the Company or by an outside entity selected by the Department which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan shall be held in the Participant's brokerage or Plan Share Account in street name, or if the employee so indicates on his or her payroll deduction authorization form, in the Participant's name or the Participant's name jointly with a member of the Participant's family, with right of survivorship.

     13. RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to Shares which may be issued under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date. Cash dividends paid on Shares held in a Participant's Plan Share Account will be reinvested and used to purchase Shares as described in Section 11.

     14. CERTIFICATES. Certificates for Shares purchased under the Plan will not be issued automatically to active participants. However, certificates for whole Shares purchased shall be issued as soon as practicable following a Participant's written request. The Company may assess or impose a reasonable charge for the issuance of such certificates. Fractional interests in Shares shall be carried forward in a Participant's Plan Share Account until they equal one whole Share or until the termination of the Participant's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest shall be paid to the Participant in cash. If a share certificate is issued to a Participant, the Participant will be required to notify the Company of his/her disposition of such shares, if his/her disposition occurs within time periods established by the Company.

     15. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the Participant.

     16. EMPLOYMENT RIGHTS. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with

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the Company or any subsidiary. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a Participant's employment at any time or give any right to a Participant to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

     17. APPLICATION OF FUNDS. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

     18. WITHHOLDING TAX AND/OR REQUIRING PAYMENT OF TAXES. The Company shall have the right to withhold with respect to any payments made to Participants under the Plan any taxes required by law to be withheld with regard to such payments and/or to require, prior to the delivery of any shares of Common Stock, payment by Participants of any taxes required by law with respect to the issuance of delivery of such shares (or any portion thereof) for which such taxes have not been withheld.

     19. AMENDMENTS AND TERMINATION. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of adoption of such amendment by the affirmative vote of stockholders holding the majority of the outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with Code Section 423. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the Participants' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the Participants.

     20. APPLICABLE LAWS. This Plan, and all rights granted hereunder, are intended to meet the requirements of an "employee stock purchase plan" under Code Section 423, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. The delivery or issuance of any shares of Common Stock may be postponed by the Company for such period as may be required to comply with the applicable requirements under the Federal and state securities laws, and any applicable listing requirements of any national securities exchange (in the event the Company is or becomes subject to such laws or requirements prior to the termination of this Plan) and with all requirements under any other law or regulation applicable to the issuance or delivery of such shares. Further, the Company shall not be obligated to deliver or issue any shares of Common Stock if the delivery or issuance of such shares shall constitute a violation of any provision of any national securities exchange (in the event the Company becomes subject to the provisions of such an exchange prior to the termination of this Plan) or any law or regulation of any governmental authority. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

     21. CHANGES IN CAPITALIZATION AND SIMILAR CHANGES. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares available for sale under the Plan shall be equitably adjusted by the Committee. Such determination of the Committee shall be conclusive.

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     22.  EXPENSES. Except to the extent otherwise provided herein, all expenses of administering the Plan, including expenses incurred in connection with any purchase of Shares in the open market for sale to Participants, shall be borne by the Company and its subsidiaries.

     23. ARBITRATION OF DISPUTES. Any dispute between the Company or any of its affiliates and any Participant relating to this Plan shall be submitted to arbitration before the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc. in accordance with its rules and regulations.

     24. EFFECTIVE DATE AND STOCKHOLDER APPROVAL. The Plan initially became effective on April 15, 1996. The amended and restated Plan became effective on January 1, 1999.

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